Exhibit 23.6

CONSENT OF ENDICOTT FINANCIAL ADVISORS, L.L.C.

We hereby consent to the inclusion of our opinion letter dated June 16, 2009 to the Board of Directors of Danvers Bancorp, Inc., as Annex E to the Proxy Statement/Prospectus of Danvers Bancorp, Inc. that forms part of Amendment No. 1 to the Registration Statement on Form S-4 relating to the proposed merger of Beverly National Corporation and Danvers Bancorp, Inc. and to the references to such opinion and our name therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or to the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

ENDICOTT FINANCIAL ADVISORS, L.L.C.

August 28, 2009